Exhibit 10.13
CONSULTING AGREEMENT
THIS CONSULTING AGREEMENT (the "Agreement") is dated July __, 2016, by and between Kaltura Europe Limited, incorporated and registered in England and Wales with company number 8012257, whose registered office is at 4th floor, Northumberland House, 303- 306 High Holborn, London WClV 7JZ (the "Company") and Ron Yekutiel, an individual, residing at #### (the "Consultant").
R E C I T A L S
WHEREAS, the Company wishes to engage Consultant as an independent contractor to provide the services described herein and Consultant agrees to provide the services for the compensation and otherwise in accordance with the terms and conditions contained in this Agreement; and
WHEREAS, the terms and conditions of this Agreement reflect the past oral arrangements conducted and agreed between the Consultant and the Company since the Effective Date (as such term is defined below);
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, accepted and agreed to, the parties, intending to be legally bound, agree to the terms set forth below:
1.    INTERPRETATION
1.1    The headings in this Agreement are inserted for convenience only and shall not affect its construction. The exhibits and schedules to this Agreement form part of (and are incorporated by reference into) this Agreement. A reference to a particular law is a reference to it as it is in force for the time being taking account of any amendment, extension, or re- enactment and includes any subordinate legislation for the time being in force made under it.
2.    TERM OF ENGAGEMENT
2.1    Effective as of the Effective Date, the Company shall engage the Consultant and the Consultant shall provide to the Company the Services (as defined below) on the terms of this Agreement.
2.2    This Agreement and the engagement of the Consultant by the Company on the terms of this Agreement shall commence effective as of May 1, 2014 (the "Effective Date"), and shall continue in full force until terminated by either party as follows:
(a)    Termination by the Company for Cause: The Company may terminate this Agreement immediately, in case of Cause (as such term is defined in clause 2.3 below);
(b)    Termination by the Company for convenience. The Company may terminate this Agreement for any reason, upon delivery of ninety (90) days' prior written notice to the Consultant.
(c)    Termination by the Consultant: The Consultant may terminate this Agreement upon delivery of sixty (60) days' prior written notice to the Company.
2.3    For the purpose of this Agreement, "Cause" shall include (i) a continuing failure by the Consultant to render services to the Company in accordance with the designated duties hereunder, and such failure of performance continuing for a period of more than sixty (60) days after written notice thereof has been provided to Consultant by the Board of Directors of the Company; (ii) court judgment declaring willful misconduct or gross negligence by Consultant; (iii) Consultant's conviction of a felony, either in connection with the performance of his obligations to the Company, or otherwise, which shall have adversely affected his ability to perform the obligations defined herein, or which shall have material adverse effect on the business activities, reputation, goodwill or image of the Company; (iv) willful disloyalty, deliberate dishonesty, breach of fiduciary duty or material breach of the terms of this Agreement; (v) a court judgment finding the Consultant guilty of an act of fraud, embezzlement; (vi) the Consultant is declared bankrupt or makes any arrangement with or for the benefit of his creditors or has a county court administration order made against him under any applicable law; (vii) deliberate disregard of the rules or policies of the Company which results in material loss, damage on injury to the Company; or (viii) the breach by the Consultant of any of the provisions of Section 6, 7 or 8 hereof.
3.    SCOPE OF SERVICES
3.1    During the term of this Agreement (the "Term") the Consultant shall provide the services detailed in Exhibit A attached hereto and incorporated herein by reference (the "Services"). The Services shall be provided solely and exclusively by Consultant. The Consultant shall not subcontract or otherwise delegate performance of any Services without the Company's prior written consent.
3.2    Consultant agrees that during the Term it will provide the Services on a part time basis reflecting an equivalent of 33.33% of full time position or such other scope of work as shall be agreed upon by and between the Company and Consultant. The Services will be scheduled on an as-needed basis and will be coordinated mutually by the parties.
4.    REMUNERATION
4.1    In consideration of the provision of the Services, the Company shall pay to the Consultant a consultancy fee as set forth in Exhibit A attached hereto (the "Consulting Fee").
4.2    The Consultant shall submit monthly to the Company an invoice which gives details of the Services which have been provided by the Consultant and the amount of the fee payable (plus VAT, if applicable) for such Services during that month.
4.3    The Company shall reimburse (or procure the reimbursement of) all reasonable expenses properly and necessarily incurred by the Consultant in the course of the performance of his Services, subject to production of receipts or other appropriate evidence of payment.
4.4    The Consulting Fee and the reimbursement of expenses set forth in clause 4.3 above shall constitute the total and exclusive compensation due to the Consultant under this Agreement and the Consultant shall not be entitled to any other form of compensation, commission, fee, bonus, reimbursement, equity securities or any other form of payment for the provision of Services hereunder.
4.5    It is explicitly agreed between the parties that, unless explicitly stated otherwise in Exhibit A attached hereto, any and all taxes, duties, fees, governmental or municipal fees or charges and/or other impositions that may be levied pursuant to any applicable law upon the Consultant with regards to the provision of the Services under this Agreement, including, but not limited to, Value Added Tax and Income Tax, shall be borne solely by the Consultant, and the amounts of the aforesaid payments shall be deemed to have been included in the Consulting Fee.
5.    OTHER ACTIVITIES
5.1     The Consultant shall not be engaged in any other employment or engage actively in any other business activities which may hinder its performance hereunder, with or without compensation, for any other person, firm or company without the prior written consent of the Company. This Agreement does not require exclusivity on behalf of the Consultant, and the Consultant may advise other companies, as long as those companies are not in direct competition with the Company, and as long as the Consultant is not in conflict of interest during the performance of the Services to the Company.
6.    CONFIDENTIAL INFORMATION AND COMPANY PROPERTY
6.1    The Consultant acknowledges that in the course of the provision of the Services he will have access to Confidential Information (as defined below). The Consultant has therefore agreed to accept the restrictions in this clause 6. The Consultant acknowledges that the Confidential Information is confidential and is the property of the Company.
6.2    The Consultant shall not (except as directed by the Company or in the proper course of his duties), during or after the Tenn, disclose to any third party (person or entity) or use, directly or indirectly for Consultant's own benefit or the benefit of others, any Confidential Information, or permit any third party to examine or make copies of any documents which may contain or be derived from Confidential Information. This restriction does not apply to: (a) any use or disclosure authorised by the Company or required by law; or (b) any information that was in Consultant's possession or known to the Consultant before receipt from the Company; (c) any information that shall have been lawfully received by the Consultant from another person or entity having no confidentiality obligation to the Company or any of its affiliates; and (d) any information which is already in, or comes into, the public domain otherwise than through the Consultant's unauthorised disclosure.
6.3    The Consultant agrees not to use, disclose to the Company, or induce the Company to use, during the Term, any confidential information or documents belonging to others.
6.4    The obligations in this clause 6 shall continue for a period of three (3) years from the date that the Confidential Information is provided to the Consultant, regardless of whether this Agreement has been terminated.
6.5    For the purposes of this Agreement, the term "Confidential Information" means the Intellectual Property (as such term is defined below) and all other designs, inventions, improvements, business information, customer lists, business strategy, financial information, trade secrets, formulae, algorithms, software systems (including specifications, programs and documentation), the methods and data, and the developments, and works of authorship, which the Company or any of its affiliates uses, owns, plans or develops (whether for its own use or for use by its clients or customers), and to which the Consultant shall have access to, receive, and learn during the engagement with the Company. All documents, manuals, hardware and software provided for the Consultants use by the Company, and any data or documents (including copies) produced, maintained or stored on the Company's computer systems or other electronic equipment, remain the property of the Company.
6.6    Upon termination of this Agreement, the Consultant shall: (i) immediately deliver to the Company all documents, books , materials, records, correspondence, papers and information (on whatever media and wherever located) relating to the business or affairs of the Company and any of its affiliates, and any other property of the Company and any of its affiliates, which is in its or his possession or under his control; (ii) irretrievably delete any information relating to the business of the Company and any of its affiliates stored on any magnetic or optical disk or memory and all matter derived from such sources which is in its or his possession or under his control outside the premises of the Company; and (iii) provide a signed statement that he has complied fully with his obligations under this clause 6.6.
7.    INTELLECTUAL PROPERTY
7.1    For purposes of this Agreement, "Intellectual Property" means the following items of intangible and tangible property: (i) patents, whether in the form of utility patents or design patents and all pending applications for such patents; (ii) trademarks, trade names, service marks, designs, logos , trade dress , and trade styles, whether or not registered, and all pending applications for registration of the same; (iii) copyrights or copyrightable material, including but not limited to code, books, articles and publications, whether or not registered, and all pending applications for registration of the same; (iv) invention disclosures, research records, trade secrets, confidential information, product designs, engineering specifications and drawings, technical information, formulae, customer lists, supplier lists and market analyses; (v) computer programs and related flow-charts, programmer notes, updates and data, whether in object or source code form; and (vi) any idea, concept, improvement, invention, technique, process, method , product, device, system, etc., conceived or first reduced to practice during Consultant's service with the Company, and which was the result of the Consultant's services to the company.
7.2    The Consultant hereby agrees to assign, and hereby assigns, to the Company, all right, title , and interest to Intellectual Property, originated, conceived, developed , written or made by the Consultant during the Term of the engagement with the Company, which is developed by the Consultant in the course of the performance of the Services for the Company or in any way connected to the products or services of the Company and any of its affiliates, including those products or services contemplated in a plan adopted by the Board of Directors of the Company or any other affiliate of the Company.
7.3    In furtherance of the foregoing Sections 7.1 and 7.2, the Consultant agrees that all fruits of the Consultant's work in connection with the business of the Company or any of its affiliates, including all Intellectual Property rights which are invented or developed by the Consultant as a result of providing Services under this Agreement shall be exclusively and wholly-owned by the Company, and the Company shall be entitled to deal therewith as it desires and register the Intellectual Property in its name or in the name of any of its affiliates.
7.4    Upon request, the Consultant will execute any instrument required to vest in the Company or in any of its affiliates complete title and ownership to any Intellectual Property. At the request of the Company, the Consultant will execute any necessary instrument to obtain legal protection in the U.S. and foreign countries for any Intellectual Property and for the purposes of vesting title thereto in the Company or in any of its affiliates, all at the Company's expense and without any additional compensation of any kind to the Consultant. The Consultant agree to appoint the Company or the Company's designee as its attorney in its name and on its behalf to execute all documents and do all things required in order to give full effect to the provisions of this Section 7.
7.5    The Consultant acknowledges that no further remuneration or compensation other than that provided for in this Agreement is or may become due to the Consultant in respect of the performance of its obligations under this clause 7.
8.    COMPETITIVE ACTIVITY
8.l    For a period of twelve (12) months from and after the termination of this Agreement, the Consultant will not directly compete with the products or services of the Company or in any of its affiliates, or act as a consultant to or employee of, a venture, entity or other business that directly competes with the products or services of the Company or in any of its affiliates.
8.2    For a period of twelve (12) months from and after the termination of this Agreement, neither the Consultant nor its affiliate shall, directly or indirectly, (i) retain, or employ (either for itself or as agent for another) or induce persuade or encourage any person to leave the Company's employ who, prior to the date hereof was, or during the term of this

Agreement will be, employed or retained by the Company as a consultant, independent contractor, reporter, agent, employee or otherwise or (ii) divert or attempt to divert from the Company any business whatsoever by influencing or attempting to influence any client or supplier of the Company.
8.3    The Consultant represents that his engagement with the Company will not, to his knowledge, require him (or any of its affiliates) to violate or breach any obligation to or agreement or confidence with any previous or current employer or third party. The Consultant further represents that no legal impediment exists to his entry into this Agreement and the performance of the Services. The Consultant shall disclose the existence of this Agreement to any previous or current employer or third party in connection with any transaction between the Company and such previous or current employer or third party, to the extent required by applicable law.
8.4    The parties acknowledge that the time, scope and other provisions of Section 8 have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the transactions contemplated by this Agreement. If any portion of Section 8 shall be determined to be invalid and unenforceable as written, each such portion shall be enforced to the extent reasonable under the circumstances and such determination shall not affect the validity or enforceability of the balance thereof, and such balance shall remain in full force and effect.
9.    SPECIFIC PERFORMANCE
9.1    The Consultant acknowledges and agrees that any breach of Sections 6, 7 or 8 of this Agreement is likely to result in irreparable injury to the Company, that monetary damages may be an inadequate remedy of such breach and that, accordingly, in addition to any other remedy that the Company may have, the Company shall be entitled to enforce the specific performance of such Sections.
10.    STATUS
10.1    The relationship of the Consultant to the Company will be that of independent contractor and nothing in this Agreement shall render it (nor the Individual) an employee, worker, agent or partner of the Company and the Consultant shall not hold himself out as such.
10.2    The Consultant understands and agrees that except as specifically provided in this Agreement or except as required within the scope of the Services, the Company does not grant to the Consultant the right or authority to make or give any agreement, statement, representation, warranty or other commitment, or to create any obligation of any kind, on behalf of the Company or any subsidiary.
10.3    This Agreement constitutes a contract for the provision of services and not a contract of employment and accordingly the Consultant shall be fully responsible for and in respect of payment of the following within the prescribed time limits: (a) any income tax, National Insurance and Social Security contributions and any other liability, deduction, contribution, assessment or claim arising from or made in connection with either the performance of the Services or any payment or benefit received by the Consultant in respect of the Services, where such recovery is not prohibited by law; and (b) any liability for any employment-related claim or any claim based on worker status (including reasonable costs and expenses) brought by Consultant against the Company arising out of or in connection with the provision of the Services, except where such claim is as a result of any act or omission of the Company.
11.    NOTICES
11.1    Any notice given under this agreement shall be in writing and signed by or on behalf of the party giving it and shall be served by delivering it personally, or sending it by pre-paid recorded delivery or registered post to the relevant party at its registered office for the time being or by sending it by fax to the fax number notified by the relevant party to the other party or by sending it by electronic mail to the email address notified by the relevant party to the other party. Any such notice shall be deemed to have been received: (a) if delivered personally, at the time of delivery; (b) in the case of pre-paid recorded delivery or registered post, 48 hours from the date of posting; (c) in the case of fax or electronic mail, at the time of transmission.
11.2    In proving such service it shall be sufficient to prove that the envelope containing such notice was addressed to the address of the relevant party and delivered either to that address or into the custody of the postal authorities as a pre-paid recorded delivery or registered post or that the notice was transmitted by fax to the fax number or by electronic mail to the email address of the relevant party.
12.    MISCELLANEOUS
12.1    This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made either party which are not expressly set forth in this Agreement.
12.2    This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, and all the counterparts together shall constitute one and the same instrument.
12.3    The provisions of Sections 6 through 12 of this Agreement shall survive the rescission or termination, for any reason, of this Agreement.
12.4    The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Agreement and no person other than the Consultant and the Company (and any of its affiliates) shall have any rights under it. The terms of this Agreement or any of them may be varied, amended or modified or this Agreement may be suspended, cancelled or terminated, in each case by agreement in writing between the parties or this Agreement, without the consent of any third party.
12.5    This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with English law.
12.6    The Company shall have the right to assign this Agreement to any of its affiliates or any corporation or other entity acquiring all or substantially all the assets and business of any of its affiliates (including this Agreement), whether by operation of law or otherwise. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Consultant, its beneficiaries or legal representatives.
12.7    No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
12.8    The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.
[Signature page to follow]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers and the Consultant has executed this Agreement as of the date indicated below.

Executed as a deed by Kaltura Europe Limited acting by Shay David, a director, in the presence of:	Signature	/s/ Dr. Michal Bur-Shalev
Director

Executed as a deed by Ron Yekutiel, in the presence of:	Signature:	/s/ Ron Yekutiel

Exhibit A
to the consulting agreement (the "Agreement') by and between Kaltura Europe Limited (the "Company') and Ron Yekutiel (the "Consultant')
Description of the Services:
The Consultant shall provide the following services (the "Services") as an independent contractor: corporate and business development services.
Consideration:
Consulting Fee: In consideration of the provision of the Services, the Company shall pay the Consultant the following fees in accordance with the terms and conditions of the Agreement:
•    For all Services provided during the period commencing on May 1 2014 and ending on April 30, 2015 a one-time payment of GPB £_156,115.18____ exclusive of Value Added Tax (if applicable) (the "Special Consideration"). The Special Consideration shall be paid to the Consultant within 5 days following the date of the Agreement, subject to of receipt of an invoice submitted in accordance with the terms of the Agreement.
•    For all Services to be provided commencing on May 1 2015 and until termination of the Agreement, a monthly fee of GPB£ 6,319 exclusive of Value Added Tax (if applicable) (the "Monthly Fee"). The Monthly Fee shall be paid to the Consultant within 10 days of receipt of an invoice submitted in accordance with the terms of the Agreement.
•    The Monthly Fee set forth above, and the Maximum Yearly Bonus Amount detailed below, is based on a US$- GPB£ exchange rate of GPB £0.65 per one USD (the "Base Rate"). The Monthly Fee shall be linked to the US Dollar, so that it will maintain the same value in US Dollars per the Base Rate, as defined above.
Bonus: Consultant shall be entitled to annual On Target Earnings bonus, under the following terms (the "Bonus"):
(1)    The maximum amount of the Bonus payment per calendar year (12 months) shall be up to GPB £48,750 (gross) (the "Maximum Yearly Bonus Amount").
(2)    The entitlement of the Consultant to the Bonus amount with respect to each calendar quarter shall be subject to the achievement and attainment of the goals and objectives set forth in the table attached hereto (the "Qualifying Objectives" and "Bonus Table", respectively).
(3)    During each calendar month of each calendar year, the Company shall pay the Consultant a monthly amount as further detailed in the Bonus Table attached hereto (the "Monthly Bonus Amount"), which payments of the Monthly Bonus Amount shall be on account of the applicable Quarterly Bonus Amount (as such term is defined below).
(4)    With respect to each calendar quarter, the Company will assess the achievement and attainment of the Qualifying Objectives, and will calculate the entitlement to the Bonus payment for the applicable calendar quarter as detailed in Section 5 below (the "Quarterly Bonus Amount") in accordance with the formula set forth in the Bonus Table attached hereto.
(5)    The Quarterly Bonus Amounts shall be calculated by the end of the calendar month subsequent to the applicable quarter as follows: (i)
a.    the Quarterly Bonus Amount for Q1 will be calculated by the end of April of the applicable year,
b.    the Quarterly Bonus Amount for Q2 will be calculated by the end of July of the applicable year,
c.    the Quarterly Bonus Amount for Q3 will be calculated by the end of October of the applicable year, and
d.    the Quarterly Bonus Amount for Q4 will be calculated by the end of January of the subsequent calendar year.
(6)    In the event that the applicable Quarterly Bonus Amount exceeds the aggregate Monthly Bonus Amounts paid during such applicable calendar quarter, then the Consultant shall be entitled to receive such balance of the Quarterly Bonus Amount, which will be paid to you in the subsequent month. In the event that the applicable Quarterly Bonus Amount is lower than the aggregate Monthly Bonus Amounts paid during such applicable quarter, then such shortfall amount will be taken into account and deducted from the Quarterly Bonus Amount payable in the subsequent quarter.
(7)    All Bonus payments are stated in gross amounts and are subject to taxes, withholdings, and other required deductions.

BY THEIR SIGNATURE BELOW, THE PARTIES ACKNOWLEDGE THAT THE FOREGOING EXHIBIT REFLECTS THE PARTIES' AGREEMENT:

Executed as a deed by Kaltura Europe Limited acting by Shay David, a director, in the presence of:	Signature	/s/ Dr. Michal Bur-Shalev
Director

Executed as a deed by Ron Yekutiel, in the presence of:	Signature:	/s/ Ron Yekutiel

AMENDMENT TO CONSULTING AGREEMENT (RON YEKUTIEL)
THIS AMENDMENT ("Amendment") to the consulting agreement (the "Agreement") in effect between Kaltura Europe Limited ("Company") and Ron Yekutiel ("Consultant") shall be effective as of January 1, 2018 Amendment Effective Date").
WHEREAS, Company and Consultant entered into the Agreement on or about July 1, 2016 (effective as of May 1, 2014); and
WHEREAS, the parties now desire to amend the Agreement as set forth herein.
NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.    Unless expressly defined herein, capitalized terms shall have the meaning set forth in the Agreement.
2.    The following language hereby replaces and supersedes the "Consideration" section in Exhibit A the Agreement:
Consulting Fee
For all Services provided commencing July 1, 2018 and until termination of the Agreement, the applicable Monthly Fee payable by Company to Consultant shall be USD $12,500. The Monthly Fees for the second half of the 2018 calendar year (i.e., July 1, 2018 through December 31, 2018) shall be paid as follows: (a) USD $9,722 shall be payable at the end of each calendar month; and (b) USD $16,668 shall be payable by the end of January 2019. From January 1, 2019 until the termination of the Agreement, the full Monthly Fee (USD $12,500) shall be payable on a monthly basis, within 10 days of Company's receipt of an invoice submitted in accordance with the terms of the Agreement.
Bonus
The applicable Bonus for the 2018 calendar year, and any subsequent calendar years until the termination of the Agreement, shall be as follows:
a.    The maximum amount of the Bonus payment per calendar year (12 months) shall be: (a) a maximum Annual Bonus of USD $93,100 (gross); and (b) a maximum Annual Additional Stretch Bonus of USD $22,403 (gross).
b.    Consultant's entitlement to the Bonus shall be determined, for each calendar year, on the basis of the attainment of the goals and objectives defined by Company (the ("Qualifying Objectives"). The Qualifying Objectives for each calendar year shall be those defined and approved by the Kaltura, Inc. Board of Directors. For the 2018 calendar year, the Qualifying Objectives shall be those set forth in Exhibit A hereto.
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c.    From September 2018 through the end of December 2018, Company shall pay Consultant USD $2,083 per month (i.e., the equivalent of 50% of the pro-rated annual bonus in effect prior to the execution of this contract) on account of the Bonus (the "Monthly Bonus Amount"). Beginning from January 2019, the Monthly Bonus Amount shall increase to a total of USD $5,431 per month (i.e., the equivalent of 70% of the pro-rated Annual Bonus). The Monthly Bonus Amount shall be payable on a monthly basis, within 10 days of Company's receipt of an invoice submitted in accordance with the terms of the Agreement.
d.    At the end of Q2 of each calendar year, and again at the end of the calendar year, Company will assess attainment of the Qualifying Objectives, and will calculate Consultant's entitlement to the Bonus (or any portion thereof). In the event that Annual Bonus and Annual Additional Stretch Bonus attainment amounts exceed the aggregate Monthly Bonus Amounts paid during the applicable calendar year, then Consultant shall be entitled to receive the balance, which will be paid in September (based on attainment calculated as of the end of Q2) and March of the subsequent calendar year (for attainment calculated as of the end of the applicable calendar year), respectively. In the event that the applicable Annual Bonus and Annual Additional Stretch Bonus attainment amounts are lower than the aggregate Bonus amounts paid during the applicable calendar year, then such shortfall amount will be taken into account and deducted from Consultant's future Bonus payments. For the avoidance of doubt, for the 2018 calendar year, the difference between the Monthly Bonus Amounts paid in 2018 (inclusive of any monthly amounts paid prior to the execution of this Amendment) and the Annual Bonus and Annual Additional Stretch Bonus attainment calculated at the end of the calendar year shall be paid by the end of March 2019.
e.    For the avoidance of doubt, Company shall have exclusive discretion in determining whether or not any Bonus payment is paid to Consultant.
3.    Except as expressly set forth herein, all terms of the Agreement shall remain in full force and effect. If there is any conflict between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall prevail.
Each of the undersigned represents and warrants that he or she is duly authorized to sign this Amendment on behalf of the party he or she represents. Each party has read, understands, and agrees to the terms of this Amendment. This Amendment may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.
[SIGNATURE PAGE FOLLOWS]
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Kaltura Europe Ltd.		Ron Yekutiel

Signature:	/s/ Sigal Srur	Signature:	/s/ Ron Yekutiel
Name:	Sigal Srur
		Date Signed:	November 5, 2018
Title:	SVP Human Resources

Date Signed:

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EXHIBIT A
•18.5% of the on-target Annual Bonus shall be based on attainment of the New MRR Booking Goal ($2.163M)
o    Linear from 75% to 100% of Annual New MRR Booking Goal; zero under 75% attainment (i.e., under $1.62M new MRR booking). Double rate north of 100% attainment up to a maximum of 150% attainment (which is attained at 125% of the Annual New MRR Booking Goal, i.e., at $2.7038M new MRR booking)
•18.5% of the on-target Annual Bonus shall be based on attainment of the Average % Gross MRR Churn Goal (-9.8%)
o    150% for better than 7.5% Gross MRR Churn
o    140% for 7.5-8% Gross MRR Churn
o    130% for 8-8.5% Gross MRR Churn
o    120% for 8.5-9% Gross MRR Churn
o    110% for 9-9.5% Gross MRR Churn
o    100% for 9.5-10% Gross MRR Churn
o    90% for 10-11% Gross MRR Churn
o    80% for 11-12% Gross MRR Churn
o    70% for 12-13% Gross MRR Churn
o    60% for 13-14% Gross MRR Churn
o    50% for 14-15% Gross MRR Churn
o    No bonus for the churn component if over 15% Gross MRR Churn
•18.5% of the on-target Annual Bonus shall be based on attainment of the Free Cash Flow Annual Goal (negative $11.546M)
o    130% for better than ($7.0M)
o    120% for ($7.0M)    ($8.5M)
o    110% for ($8.5M)    ($10.0M)
o    100% for ($10.0M)    ($11.5M)
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o    90% for ($11.5M)    ($12.0M)
o    80% for ($12.0M)    ($12.5M)
o    70% for ($12.5M)    ($13.0M)
o    60% for ($13.0M)    ($13.5M)
o    50% for ($13.5M)    ($14.0M)
o    0% under ($14.0M)
•44.5% of the on-target Annual Bonus shall be based on the attainement of OKRs defined by Company (no attainment beyond 100%)
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AMENDMENT TO CONSULTING AGREEMENT (RON YEKUTIEL)
THIS AMENDMENT ("Amendment") to the consulting Agreement (the "Agreement") in effect between Kaltura Europe Limited ("Company") and Ron Yekutiel ("Consultant") shall be effective as of January 1, 2018 Amendment Effective Date").
WHEREAS, Company and Consultant entered into the Agreement on or about July 1, 2016 (effective as of May 1, 2014); and
WHEREAS, the parties now desire to amend the Agreement as set forth herein.
NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.    Unless expressly defined herein, capitalized terms shall have the meaning set forth in the Agreement.
2.    The following language hereby replaces and supersedes the "Consideration" section in Exhibit A the Agreement:
Consulting Fee
From January 1, 2020 until the termination of the Agreement, the full Monthly Fee shall be $13,750.00 and such fee shall be payable on a monthly basis, within 10 days of Company's receipt of an invoice submitted in accordance with the terms of the Agreement.
Bonus
The applicable Bonus for the 2020 calendar year, and any subsequent calendar years until the termination of the Agreement, shall be as follows:
a.    The maximum amount of the Bonus payment per calendar year (12 months) shall be: (a) a maximum Annual Bonus of USD $102,440.00; and (b) a maximum Annual Additional Stretch Bonus of USD $24,657.00.
b.    Consultant's entitlement to the Bonus shall be determined, for each calendar year, on the basis of the attainment of the goals and objectives defined by Company (the "Qualifying Objectives"). For the 2020 calendar year, the Qualifying Objectives shall be those determined and approved by the Compensation Committee of the Kaltura, Inc. Board of Directors in February 2020.
c.    Beginning from January 1, 2020, Company shall pay Consultant USD $5,976.00 per month (i.e., the equivalent of 70% of the pro- rated Annual Bonus) on account of the Bonus (the "Monthly Bonus Amount"). The Monthly Bonus Amount shall be payable on a monthly
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basis, within 10 days of Company's receipt of an invoice submitted in accordance with the terms of the Agreement.
d.    For the avoidance of doubt, Company shall have exclusive discretion in determining whether or not any Bonus payment is paid to Consultant.
3.    Except as expressly set forth herein, all terms of the Agreement shall remain in full force and effect. If there is any conflict between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall prevail.
Each of the undersigned represents and warrants that he or she is duly authorized to sign this Amendment on behalf of the party he or she represents. Each party has read, understands, and agrees to the terms of this Amendment. This Amendment may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

Kaltura Europe Ltd.		Ron Yekutiel

Signature:	/s/ Sigal Srur	Signature:	/s/ Ron Yekutiel
Name:	Sigal Srur
		Date Signed:	January 21, 2020
Title:	Chief Human Resources Officer

Date Signed:	January 20, 2020
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AMENDMENT TO CONSULTING AGREEMENT (RON YEKUTIEL)
THIS AMENDMENT (“Amendment”) to the consulting agreement (the “Agreement”) in effect between Kaltura Europe Limited (“Company”) and Ron Yekutiel (“Consultant”) shall be effective as of January 1, 2021 (the “Amendment Effective Date”).
WHEREAS, Company and Consultant entered into the Agreement effective as of May 1, 2014; and
WHEREAS, the parties now desire to amend the Agreement as set forth herein.
NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Unless expressly defined herein, capitalized terms shall have the meaning set forth in the Agreement.
2.Exhibit A of the Agreement is hereby stricken in its entirety and replaced with the following:
Consulting Fee
For all Services provided commencing January 1, 2021 and until termination of the Agreement, the applicable Monthly Fee payable by Company to Consultant shall be USD $15,088, which fee shall be payable on a monthly basis, within 10 days of Company’s receipt of an invoice submitted in accordance with the terms of the Agreement.
Bonus
The applicable Bonus for the 2021 calendar year, and any subsequent calendar years until the termination of the Agreement, shall be as follows:
a.The maximum amount of the Bonus payment per calendar year (12 months) shall be: (a) a maximum Annual Bonus of USD $ 131,607 (gross); and (b) a maximum Annual Stretch Bonus of USD $ 42,900 (gross).
Consultant’s entitlement to the Bonus shall be determined, for each calendar year, on the basis of the attainment of certain financial and operational metrics set by Kaltura Inc.’s board of directors (the “Qualifying Objectives”).
b.From January 2021 through the end of December 2021, Company shall pay Consultant USD $ 7,677 per month on account of the Bonus (the “Monthly Bonus Amount”). The Monthly Bonus Amount shall be payable on a
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monthly basis, within 10 days of Company’s receipt of an invoice submitted in accordance with the terms of the Agreement.
c.In the event that the applicable Annual Bonus and Annual Additional Stretch Bonus attainment exceed the aggregate Monthly Bonus Amounts paid during such applicable calendar year, then Consultant shall be entitled to receive the balance, which will be paid in March of the subsequent year. In the event that the applicable Annual Bonus and Annual Additional Stretch Bonus amounts are lower than the aggregate Monthly Bonus Amounts paid during such applicable calendar year, then such shortfall amount will be taken into account and deducted from Consultant’s future payments.
d.For the avoidance of doubt, Company shall have exclusive discretion in determining whether or not any Bonus payment is paid to Consultant.
3.Except as expressly set forth herein, all terms of the Agreement shall remain in full force and effect. If there is any conflict between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall prevail.
Each of the undersigned represents and warrants that he or she is duly authorized to sign this Amendment on behalf of the party he or she represents. Each party has read, understands, and agrees to the terms of this Amendment. This Amendment may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

Kaltura Europe Ltd.		Ron Yekutiel

Signature:	/s/ Yaron Garmazi	Signature:	/s/ Ron Yekutiel

Name:	Yaron Garmazl	Date Signed: March 7, 2021

Title:	CFO

Date Signed: March 7, 2021
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